SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): November 25, 2003

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.   Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Aug '03	Sep '03	Oct `03
Process Control	-5 to 0	0 to +5	+10
Industrial Automation	0 to +5	+5 to +10	+5 to +10
Electronics and Telecom	+5 to +10	+15 to +20	+15 to +20
HVAC	+10	+10 to +15	+15 to +20
Appliance and Tools	-5 to 0	-5 to 0	0 to +5
Total Emerson	0 to +5	+5 to +10	+10 to +15

October ‘03 Order Comments:

Favorable currency exchange rates positively affected October orders approximately 3 percent.

Process orders improved due to continued growth in Asia and Europe and modest increases in short cycle product orders.

Industrial Automation orders reflect strength in industrial equipment, motors and controls.  Demand in Europe continues to outpace the United States.

Electronics and Telecommunications orders are driven by strength in data computing markets in the United States and Europe, and the telecommunications market in Asia.

HVAC orders improved with strong growth in Asia, the solutions business, and air-conditioning compressors.

Appliance and Tools orders reflect improvements in the consumer related businesses, and mixed results in the commercial businesses, as well as the impact from exiting the manufacturing of power woodworking tools.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 25, 2003	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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